AVALANCHE INTERNATIONAL CORP.

SECURED PROMISSORY NOTE

Original Principal Amount: US $125,000	Las Vegas, Nevada
Consideration Paid at Close: US $100,000	December 2, 2015

This Secured Promissory Note (the “Note”), dated as of December 2, 2015 is made by Avalanche International Corp., a Nevada corporation, (“Maker”), in favor of Lori Livingston (“Holder”).

For good and valuable consideration, the Maker hereby makes and delivers this Note in favor of Holder, and hereby agrees as follows:

1.                   Principal Obligation and Interest; Due Date; Original Issue Discount. For value received, Maker promises to pay to Holder or her assigns, at such place as Holder may designate in writing, in currently available funds of the United States, the principal sum of One Hundred Twenty-five Thousand Dollars ($125,000). Except in the event of a default, Maker’s obligation under this Note shall not accrue interest. The Original Issue Discount (“OID”) under this Note is $25,000. Promptly upon the parties’ execution of this Note, Holder shall wire $100,000 (representing the amount of the Note, less the OID) to the Maker as specified in Exhibit A. All sums due under this Note shall be paid in full on or before sixty (60) days from the date of this Note (the “Due Date”).

2.                   Warrant to be Issued as Additional Consideration. As additional consideration to Holder, the Maker shall issue to the Holder a warrant to purchase up to 100,000 shares of the Company’s common stock at a price of $0.01 per share, exercisable for a period of one year. Shares issuable under the Warrant shall have “piggy-back” registration rights as set forth in the Warrant. The Warrant shall have the form and substance set forth in Exhibit B.

3. Payment Terms; Use of Proceeds. The principal amount of this Note shall be due and payable, in whole or in several parts, as applicable, upon the Maker’s receipt of any and all additional investments in the Maker subsequent to the date of this Note, whether effected through the sale of capital stock of the Maker or by the Maker’s issuance of additional debt. The net proceeds of all such investments in the Maker, when received by the Maker, shall be paid to Holder within twenty-four (24) hours after the funds from such investments have cleared and become available to the Maker, until the principal amount of this Note is paid in full. All funds currently held in an attorney escrow and intended for investment in the Maker shall not, when so invested, be subject to this provision.

Maker shall have the right to prepay all or any part of the principal under this Note without penalty.

Maker is the Holder of a certain Secured Promissory Note dated July 28, 2015 and issued from JS Technologies, Inc. to Maker (the “JS Note”). All proceeds of this Note shall be used by the Maker to fund an advance to JS Technologies, Inc. under the JS Note, less any origination fee applicable thereunder.

4. Grant of Security Interest. As collateral security for the prompt, complete, and timely satisfaction of all indebtedness, liabilities, duties, and obligations of Maker to Holder evidenced by or arising under this Note, and all attorneys’ fees, costs and expenses incurred by Holder in the collection or enforcement of the same (collectively, the “Obligations”), Maker hereby pledges, assigns and grants to Holder a continuing security interest and lien in all of Maker’s right, title and interest in and to that certain Secured Promissory Note dated July 28, 2015 and issued from JS Technologies, Inc. to Maker, a true and correct copy of which is attached hereto as Exhibit C (the “Collateral”). As applicable, the terms of this Note with respect to Maker’s granting of a security interest in the Collateral to Holder shall be deemed to be a security agreement under applicable provisions of the Uniform Commercial Code (“UCC”), with Maker as the debtor and Holder as the secured party.

5. Perfection. Upon the execution and delivery of this Note, Maker authorizes Holder to file such financing statements and other documents in such offices as shall be necessary or as Holder may reasonably deem necessary to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof. Maker agrees, upon Holder’s request, to take all such actions as shall be necessary or as Holder may reasonably request to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof.

6. Representations and Warranties of Maker. Maker hereby represents and warrants the following to Holder:

a.                   Maker and those executing this Note on its behalf have the full right, power, and authority to execute, deliver and perform the Obligations under this Note, which are not prohibited or restricted under the articles of incorporation or bylaws of Maker. This Note has been duly executed and delivered by an authorized officer of Maker and constitutes a valid and legally binding obligation of Maker enforceable in accordance with its terms.

b.                   The execution of this Note and Maker’s compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or instrument to which Maker is a party or by which Maker is bound, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance, claim or security interest of any nature whatsoever upon any of the Collateral.

c.                   The security interest granted hereby in and to the Collateral constitutes a present, valid, binding and enforceable security interest as collateral security for the Obligations, and, except as to leased equipment or purchase-money encumbrances existing as of the date of this Note as expressly disclosed to Holder in writing, such interests, upon perfection, will be senior and prior to any liens, encumbrances, charges, title defects, interests and rights of any others with respect to such Collateral.

7. Covenants of Maker. For so long as any Obligations remain outstanding:

a.                   Maker shall not sell, assign or transfer any of the Collateral, or any part thereof or interest therein;

b.                   Maker shall pay or cause to be paid promptly when due all taxes and assessments on the Collateral; and

c.                   Maker shall keep Holder apprised, in writing, as to the current location of the Collateral, providing Holder with current information with respect to the Collateral so the Holder may perfect and maintain the priority of its security interest therein.

8. Use of Collateral. For so long as no event of default shall have occurred and be continuing under this Note, Maker shall be entitled to use and possess the Collateral and to exercise its rights, title and interest in all contracts, agreements, and licenses subject to the rights, remedies, powers and privileges of Holder under this Note and to such use, possession or exercise not otherwise constituting an event of default. Notwithstanding anything herein to the contrary, Maker shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Note had not been executed and delivered; the exercise by Holder of any right, remedy, power or privilege in respect of this Note shall not release the Maker from any of its duties and obligations under such contracts and agreements; and Holder shall have no duty, obligation or liability under such contracts and agreements included in the Collateral by reason of this Note, nor shall Holder be obligated to perform any of the duties or obligations of Maker under any such contract or agreement or to take any action to collect or enforce any claim (for payment) under any such contract or agreement.

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9. Defaults. The following shall be events of default under this Note:

a.                   Maker’s failure to remit any payment under this Note on before the date due, if such failure is not cured in full within five (5) days of written notice of default;

b.                   Maker’s failure to make final payment of all sums due and owing under this Note on or before the Due Date;

c.                   Maker’s failure to perform or breach of any non-monetary obligation or covenant set forth in this Note or in any other written agreement between Maker and Holder if such failure is not cured in full within ten (10) days following delivery of written notice thereof from Holder to Maker;

d.                   If Maker is dissolved, whether pursuant to any applicable articles of incorporation or bylaws, and/or any applicable laws, or otherwise;

e.                   The commencement by Maker of any action or proceeding which affects the Collateral or title thereto or the interest of Holder therein, including, but not limited to eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent;

f.                    The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under the federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Maker, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of twenty (20) days;

g.                   Maker’s institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable federal or state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action; or

h.                   The Maker’s common stock is suspended or delisted for trading on the Over the Counter Bulletin Board market or such other market on which such common stock is listed or quoted.

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10. Rights and Remedies of Holder. Upon the occurrence of an event of default by Maker under this Note, the principal amount due under this Note shall immediately increase to 120% of the principal balance immediately prior to the occurrence of the event of default (the “Default Effect”). In addition, upon the occurrence of an event of default by Maker under this Note, interest shall accrue on all sums due under this Note, as adjusted to include the Default Effect, at the rate of twenty-nine percent (29%) per annum (the “Default Rate”). The Default Effect, and the accrual of interest at the Default Rate, shall automatically apply upon the occurrence of an event of default without the need for any party to give any notice or take any other action. In addition to the Default Effect, the accrual of interest at the Default Rate, and all other rights and remedies at law or in equity, Holder may also exercise any one or more of the following rights and remedies:

a.                   Pursue and enforce all of the rights and remedies provided to a secured party with respect to the Collateral under the Uniform Commercial Code.

b.                   Make such appearance, disburse such sums, and take such action as Holder deems necessary, in its sole discretion, to protect Holder’s interest, including but not limited to the disbursement of attorneys’ fees. Any amounts disbursed by Holder pursuant to this Section shall become additional indebtedness of the Maker secured by the Collateral and shall be immediately due and payable. Nothing contained in this Section shall require Holder to incur any expense or take any action.

c.                   Require Maker to assemble the Collateral and make it available to the Maker at the place to be designated by the Holder which is reasonably convenient to both parties. The Holder may sell all or any part of the Collateral as a whole or in part either by public auction, private sale, or other method of disposition. The Holder may bid at any public sale on all or any portion of the Collateral. Unless the Collateral threatens to decline speedily in value, Holder shall give Maker reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

d.                   Pursue any other rights or remedies available to Holder at law or in equity.

11. Full Recourse. The liability of Maker for the Obligations shall not be limited to the Collateral, and Maker shall have full liability therefor beyond the Collateral.

12. Assignability; Lost Stolen of Mutilated Note. The Maker may not assign this Note. This Note will be binding upon the Maker and its successors and will inure to the benefit of the Holder and her successors and assigns and may be assigned by the Holder to anyone of her choosing without Maker’s approval. Upon receipt by the Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Maker in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Maker shall execute and deliver to the Holder a new Note representing the outstanding principal amount due.

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13. Representation of Counsel. Holder acknowledges that she has consulted with or has had the opportunity to consult with Holder’s legal counsel prior to executing this Note. This Note has been freely negotiated by Maker and Holder and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note.

14. Choice of Laws; Actions. This Note shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State. Maker acknowledges that this Note has been negotiated in Clark County, Nevada. Accordingly, the exclusive venue of any action, suit, counterclaim or cross claim arising under, out of, or in connection with this Note shall be the state or federal courts in Clark County, Nevada. Maker hereby consents to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Clark County, Nevada.

15. Usury Savings Clause. Maker expressly agrees and acknowledges that Maker and Holder intend and agree that this Note shall not be subject to the usury laws of any state other than the State of Nevada. Notwithstanding anything contained in this Note to the contrary, if collection from Maker of interest at the rate set forth herein would be contrary to applicable laws of such State, then the applicable interest rate upon default shall be the highest interest rate that may be collected from Maker under applicable laws at such time.

16. Costs of Collection. Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default, Maker agrees to pay, in addition to the principal and interest due hereon, all reasonable attorneys’ fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of the Note and/or enforcement of Holder’s rights.

17. Miscellaneous.

a.                   This Note shall be binding upon Maker and shall inure to the benefit of Holder and its successors, assigns, heirs, and legal representatives.

b.                   Any failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c.                   Any provision of this Note that is unenforceable shall be severed from this Note to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Note.

d.                   This Note may not be modified or amended in any respect except in a writing executed by the party to be charged.

e.                   Neither party may assign this Note without the express written consent of the other party.

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f.                    Time is of the essence.

18. Notices. All notices required to be given under this Note shall be given at the following address, which may be changed by the applicable party on five (5) business days advance written notice:

To Maker: Avalanche International, Corp.

5940 S. Rainbow Avenue

Las Vegas, NV 89118

Attn: Rachel Boulds, CFO

Email:rachel@AvalancheInternationalCorp.com

To Holder: Lori Livingston

512 SE Salmon

Portland, OR 97214

Attn: Lori Livingston

Email: Lori@transferonline.com

Notices may be transmitted by personal delivery or by a recognized overnight courier with confirmation of delivery or by e-mail, and shall be deemed given upon receipt by the Party to whom they are addressed.

19. Waiver of Certain Formalities. All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking. Any such action taken by Holder shall not discharge the liability of any party to this Note.

IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

HOLDER:	MAKER:
By: /s/ Lori Livingston Name: Lori Livingston	AVALANCHE INTERNATIONAL, CORP. By: /s/ Philip E. Mansour Name: Philip E. Mansour Title: President and Chief Executive Officer

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Exhibit A – Wire Instructions

Wire Routing Transit Number: 121201694

SWIFT Code: USBKUS44IMT

Bank Name: US BANK

City, State: Las Vegas, NV

Account Number: 153 756 033 657

Title of Account:

Avalanche International, Corp.

5940 S. Rainbow Blvd.

Las Vegas, NV 89118

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Exhibit B – Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

No. of Shares of Common Stock: 100,000

WARRANT

to Purchase Common Stock of

Avalanche International Corp.

a Nevada Corporation

This Warrant certifies that Lori Livingston (“Purchaser”), is entitled to purchase from Avalanche International Corp., a Nevada corporation (the “Company”), one hundred thousand (100,000) shares of Common Stock (or any portion thereof) at an exercise price of $0.01 per share of Common Stock, for a period of one (1) year from the date hereof, all on the terms and conditions hereinafter provided.

Section 1. Certain Definitions. As used in this Warrant, unless the context otherwise requires: “Articles” shall mean the Articles of Incorporation of the Company, as in effect from time to time. “Common Stock” shall mean the Company’s authorized common stock, no par value per share.

“Exercise Price” shall mean the exercise price per share of Common Stock set forth above, as adjusted from time to time pursuant to Section 4 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Warrant” shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

“Warrant Stock” shall mean the shares of Common Stock purchasable by the holder of this Warrant upon the exercise of such Warrant.

“Warrantholder” shall mean the Purchaser, as the initial holder of this Warrant, and its nominees, successors or assigns, including any subsequent holder of this Warrant to whom it has been legally transferred.

Section 2. Exercise of Warrant.

(a)    At any time during the one (1) year following the date hereof, the Purchaser may at any time and from time to time exercise this Warrant, in whole or in part.

(b)   (i) The Warrantholder shall exercise this Warrant by means of delivering to the Company at its office identified in Section 14 hereof (i) a written notice of exercise, including the number of shares of Warrant Stock to be delivered pursuant to such exercise, (ii) this Warrant and (iii) payment equal to the Exercise Price in accordance with Section 2(b)(ii). In the event that any exercise shall not be for all shares of Warrant Stock purchasable hereunder, the Company shall deliver to the Warrantholder a new Warrant registered in the name of the Warrantholder, of like tenor to this Warrant and for the remaining shares of Warrant Stock purchasable hereunder, within ten (10) days of any such exercise. Such notice of exercise shall be in the Subscription Form set out at the end of this Warrant.

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(ii) The Warrantholder may elect to pay the Exercise Price to the Company either by cash, certified check or wire transfer.

(c)    Upon exercise of this Warrant and delivery of the Subscription Form with proper payment relating thereto, the Company shall cause to be executed and delivered to the Warrantholder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

(d)   The stock certificate or certificates for Warrant Stock to be delivered in accordance with this Section 2 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Warrantholder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as stockholders, as of the time said notice is delivered to the Company as aforesaid.

(e)    The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 2, including any transfer taxes resulting from the exercise of the Warrant and the issuance of Warrant Stock hereunder.

(f)    All shares of Warrant Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Warrantholder.

(g)    In no event shall any fractional share of Common Stock of the Company be issued upon any exercise of this Warrant. If, upon any exercise of this Warrant, the Warrantholder would, except as provided in this paragraph, be entitled to receive a fractional share of Common Stock, then the Company shall deliver in cash to such holder an amount equal to such fractional interest.

Section 3. Piggyback Registration Rights. The Company agrees that if, at any time prior to the expiration date of this Warrant, the Company shall authorize the filing of a registration statement under the Securities Act (other than a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company shall cause such registration statement to cover the shares of Common Stock of the Company issuable to the Warrantholder upon exercise of this Warrant. The registration rights granted under this provision shall be subject to the right of the Company, or its underwriters, to reduce the inclusion of such shares in light of market conditions or comment from the Securities and Exchange Commission.

Section 4. Adjustment of Exercise Price and Warrant Stock.

(a)    If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split- up of shares of Common Stock, or (ii) decreased by a combination of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (I) the Exercise Price in effect on such record date and (II) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

(b) Upon each adjustment of the Exercise Price as provided in Section 4 (a), the Warrantholder shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock equal to the product of (i) the number of shares of Warrant Stock existing prior to such adjustment and (ii) the quotient obtained by dividing (I) the Exercise Price existing prior to such adjustment by (II) the new Exercise Price resulting from such adjustment.

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(c)    If, at any time prior to the Expiration Date, there occurs an event which would cause the automatic conversion (“Automatic Conversion”) of the Warrant Stock into shares of the Company’s common stock (“Common Stock”) in accordance with the Articles, then any Warrant shall thereafter be exercisable, prior to the Expiration Date, into the number of shares of Common Stock into which the Warrant Stock would have been convertible pursuant to the Charter if the Automatic Conversion had not taken place.

(d)     Adjustment of Exercise Price for Certain Dilutive Issuances. If, at any time prior to the expiration date of this Warrant, the Company issues or sells any Warrant to purchase Common Stock of the Company at an exercise price per share less than the Exercise Price in effect on the date of such issuance or sale (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Exercise Price hereunder will be reduced to equal the exercise price specified in the Warrant issued by the Company in such Dilutive Issuance.

Section 5. Division and Combination. This Warrant may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrantholder or its agent or attorney. The Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 5, including any transfer taxes resulting from the division or combination hereunder. The Company agrees to maintain at its aforesaid office books for the registration of the Warrants.

Section 6. Reclassification, Etc. In case of any reclassification or change of the outstanding Common of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Company) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Common Stock of the Company which might have been purchased by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation or merger, in any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

Section 7. Reservation and Authorization of Capital Stock. The Company shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

Section 8. Stock and Warrant Books. The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Warrant books so as to result in preventing or delaying the exercise of any Warrant.

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Section 9. Limitation of Liability. No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Warrant Stock hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

Section 10. Transfer. Subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, this Warrant and all rights hereunder shall be transferable in whole or in part. Any such transfer shall be made at the office or agency of the Company at which this Warrant is exercisable, by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant together with the assignment hereof properly endorsed, and promptly thereafter a new warrant shall be issued and delivered by the Company, registered in the name of the assignee. Until registration of transfer hereof on the books of the Company, the Company may treat the Purchaser as the owner hereof for all purposes.

Section 11. Investment Representations; Restrictions on Transfer of Warrant Stock. Unless a current registration statement under the Securities Act shall be in effect with respect to the Warrant Stock to be issued upon exercise of this Warrant, the Warrantholder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of Warrant Stock acquired upon exercise hereof, such Warrantholder will deliver to the Company a written statement that the securities acquired by the Warrantholder upon exercise hereof are for the account of the Warrantholder or are being held by the Warrantholder as trustee, investment manager, investment advisor or as any other fiduciary for the account of the beneficial owner or owners for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof).

Section 12. Loss, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

Section 13. Amendments. The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Company and the Warrantholder.

Section 14. Notices Generally. Any notice, request, consent, other communication or delivery pursuant to the provisions hereof shall be in writing and shall be sent by one of the following means: (i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt; (iii) by nationally recognized courier service guaranteeing overnight delivery; or (iv) by personal delivery, and shall be properly addressed to the Warrantholder at the last known address or facsimile number appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its principal executive office, or such other address or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery.

Section 15. Successors and Assigns. This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

Section 16. Governing Law. In all respects, including all matters of construction, validity and performance, this Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with the laws of the State of Nevada.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President.

Dated: December 2, 2015

Avalanche International Corp.

a Nevada Corporation

By:/s/ Phil Mansour

Phil Mansour, President

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 SUBSCRIPTION FORM

(to be executed only upon exercise of Warrant)

To: Avalanche International Corp.

5940 S. Rainbow Avenue

Las Vegas, NV 89118

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. 1 ), hereby irrevocably elects to purchase shares of the Common Stock covered by such Warrant and herewith makes payment of $ , representing the full purchase price for such shares at the price per share provided for in such Warrant.

Dated:

Name:

Signature:

Address:

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Exhibit C – JS Note

SECURED PROMISSORY NOT

US $400,000	Las Vegas, Nevada July 28, 2015

This Promissory Note (the "Note"), dated as of July 28, 20 l S is made by JS Technologies, Inc., a California corporation, ("Maker"), in favor of Avalanche International, Corp., a Nevada corporation ("Holder").

For good and valuable consideration, the Maker hereby makes and delivers this Note in favor of Holder, and hereby agrees as follows:

1.     Principal Obligation and Interest. For value received, Maker promises to pay to Holder at such place as Holder may designate in writing, in currently available funds of the United States, all sums advanced by Holder to Maker under this Note up to a maximum principal sum of Four Hundred Thousand Dollars ($400,000). Maker's obligation under this Note shall accrue interest at the rate of ten percent (l 0%) per annum from the date hereof until paid in full. Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable and actual days lapsed.

2.     Initial and Subsequent Advances. An initial advance from Holder to Maker in the amount of $200,000 shall be made as soon as practicable following the execution of this Note. The initial advance shall include an origination fee of $20,000, which shall become a part of the principal balance of this Note, together with $180,000 to be advanced to the Maker. In the sole discretion of the Maker, up to two (2) additional advances of up to $100,000 each may be made to the Maker by the Holder. The first such additional advance may be made thirty (30) days after the parties' execution of this Note. The second such additional advance may be made sixty (60) days after the parties' execution of this Note.

3.     Payment Terms.

Beginning on September 1, 2015, Maker shall remit to Holder monthly payments of interest only on the principal balance then due and outstanding. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable in full on or before the date which is one year from the date hereof.

All payments shall be applied first to interest, then to principal and shall be credited to the Maker's account on the date that such payment is physically received by the Holder.

Maker shall have the right to prepay all or any part of the principal under this Note without penalty.

4.                                      Grant of Security Interest. As collateral security for the prompt, complete, and timely satisfaction of all present and future indebtedness, liabilities, duties, and obligations of Maker to Holder evidenced by or arising under this Note, and including, without limitation, all principal and interest payable under this Note, any future advances added to the principal amount due hereunder, and all attorneys' fees, costs and expenses incurred by Holder in the collection or enforcement of the same (collectively, the "Obligations"), Maker hereby pledges, assigns and grants to Holder a continuing security interest and lien in all of Maker's right, title and interest in and to the property, whether now owned or hereafter acquired by Maker and whether now existing or hereafter coming into existence or acquired, including the proceeds of any disposition thereof, described on Exhibit "A" attached hereto and incorporated herein by this reference (collectively , the "Collateral "). As applicable, the terms of this Note with respect to Maker's granting of a security interest in the Collateral to Holder shall be deemed to be a security agreement under applicable provisions of the Uniform Commercial Code ("UCC"), with Maker as the debtor and Holder as the secured party.

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5.                                      Perfection. Upon the execution and delivery of this Note, Maker authorizes Holder to file such financing statements and other documents in such offices as shall be necessary or as Holder may reasonably deem necessary to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof. Maker agrees, upon Holder's request, to take all such actions as shall be necessary or as Holder may reasonably request to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof.

6.                                      Representations and Warranties of Maker. Maker hereby represents and warrants the following to Holder:

a.                  Maker and those executing this Note on its behalf have the full right, power, and authority to execute, deliver and perform the Obligations under this Note, which are not prohibited or restricted under the articles of incorporation or bylaws of Maker. This Note has been duly executed and delivered by an authorized officer of Maker and constitutes a valid and legally binding obligation of Maker enforceable in accordance with its terms.

b.                 The execution of this Note and Maker's compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or instrument to which Maker is a party or by which Maker is bound, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance, claim or security interest of any nature whatsoever upon any of the Collateral.

c.                 The security interest granted hereby in and to the Collateral constitutes a present, valid, binding and enforceable security interest as collateral security for the Obligations, and, except as to leased equipment or purchase-money encumbrances existing as of the date of this Note as expressly disclosed to Holder in writing, such interests, upon perfection , will be senior and prior to any liens, encumbrances, charges, title defects, interests and rights of any others with respect to such Collateral.

7.                                      Covenants of Maker. For so Jong as any Obligations remain outstanding:

a.                   Maker shall not sell, assign or transfer any of the Collateral, or any part thereof or interest therein;

b.                  Maker shall pay or cause to be paid promptly when due all taxes and assessments on the Collateral; and

c.                   Maker shall keep Holder apprised, in writing, as to the current location of all of the Collateral, providing Holder with current information including any identifying serial numbers with respect to the Collateral so the Holder may perfect and maintain the priority of its security interest therein.

8.                                      Use of Collateral. For so long as no event of default shall have occurred and be continuing under this Note, Maker shall be entitled to use and possess the Collateral and to exercise its rights, title and interest m all contracts, agreements, and licenses subject to the rights, remedies, powers and privileges of Holder under this Note and to such use, possession or exercise not otherwise constituting an event of default. Notwithstanding anything herein to the contrary, Maker shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Note had not been executed and delivered; the exercise by Holder of any right, remedy, power or privilege in respect of this Note shall not release the Maker from any of its duties and obligations under such contracts and agreements; and Holder shall have no duty, obligation or liability under such contracts and agreements included in the Collateral by reason of this Note, nor shall Holder be obligated to perform any of the duties or obligations of Maker under any such contract or agreement or to take any action to collect or enforce any claim (for payment) under any such contract or agreement.

9.                                    Defaults. The following shall be events of default under this Note:

a.                   Maker's failure to remit any payment under this Note on before the date due, if such failure is not cured in full within five (5) days of written notice of default;

b.                  Maker's failure to perform or breach of any non-monetary obligation or covenant set forth in this Note or in any other written agreement between Maker and Holder if such failure is not cured in full within ten (l 0) days following delivery of written notice thereof from Holder to Maker;

c.                   If Maker is dissolved, whether pursuant to any applicable articles of incorporation or bylaws, and/or any applicable laws, or otherwise;

d.                  The commencement by Maker of any action or proceeding which affects the Collateral or title thereto or the interest of Holder therein, including, but not limited to eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent;

e.                   The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under the federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Maker, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of twenty (20) days;

f. Maker's institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable federal or state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action; or

10.                    Rights and Remedies of Holder. Upon the occurrence of an event of default by Maker under this Note or at any time before default when the Holder reasonably feels insecure, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

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a.                   Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.

b.                  Pursue and enforce all of the rights and remedies provided to a secured party with respect to the Collateral under the Uniform Commercial Code.

c.                   Make such appearance, disburse such sums, and take such action as Holder deems necessary, in its sole discretion, to protect Holder's interest, including but not limited to (i) disbursement of attorneys' fees, (ii) entry upon the Maker's property to make repairs to the Collateral, and (iii) procurement of satisfactory insurance. Any amounts disbursed by Holder pursuant to this Section, with interest thereon, shall become additional indebtedness of the Maker secured by the Collateral and shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in this Note. Nothing contained in this Section shall require Holder to incur any expense or take any action.

d.                  Require Maker to assemble the Collateral and make it available to the Maker at the place to be designated by the Holder which is reasonably convenient to both parties. The Holder may sell all or any part of the Collateral as a whole or in part either by public auction, private sale, or other method of disposition. The Holder may bid at any public sale on all or any portion of the Collateral. Unless the Collateral threatens to decline speedily in value, Holder shall give Maker reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

e.                   Pursue any other rights or remedies available to Holder at law or in equity.

11.                      Full Recourse. The liability of Maker for the Obligations shall not be limited to the Collateral, and Maker shall have full liability therefor beyond the Collateral.

12.                   Waiver of Certain Defenses. Maker acknowledges that its obligations under this Note are separate and independent from the rights and obligations of the parties to that certain Letter of Intent dated June 12, 2015 by and amongst the Maker, the Holder, and certain other parties (the "LOI"). With regard to any legal action or other proceeding for the collection of amounts due under this Note, Maker hereby waives any defense to such action or proceeding based on set-off, recoupment, or any other theory arising under or related to an alleged breach of the LOI by the Holder or others.

13.                    Representation of Counsel. Maker acknowledges that it has consulted with or have had the opportunity to consult with Maker's legal counsel prior to executing this Note. This Note has been freely negotiated by Maker and Holder and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note.

14.                                        Choice of Laws; Actions. This Note shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State. Maker acknowledges that this Note has been negotiated in Clark County, Nevada. Accordingly, the exclusive venue of any action, suit, counterclaim or cross claim arising under, out of, or in connection with this Note shall be the state or federal courts in Clark County, Nevada. Maker hereby consents to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Clark County, Nevada.

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15.                    Usury Savings Clause. Maker expressly agrees and acknowledges that Maker and Holder intend and agree that this Note shall not be subject to the usury laws of any state other than the State of Nevada. Notwithstanding anything contained in this Note to the contrary, if collection from Maker of interest at the rate set forth herein would be contrary to applicable laws of such State, then the applicable interest rate upon default shall be the highest interest rate that may be collected from Maker under applicable laws at such time.

16.                    Costs of Collection. Should the indebtedness represented by this Note, or any part hereof be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default, Maker agrees to pay, in addition to the principal and interest due hereon, all reasonable attorneys' fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of the Note and/or enforcement of Holder's rights.

17.                    Miscellaneous.

a.                   This Note shall be binding upon Maker and shall inure to the benefit of Holder and its successors, assigns, heirs, and legal representatives.

b.                  Any failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c.                   Any provision of this Note that is unenforceable shall be severed from this Note to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Note.

d.                  This Note may not be modified or amended in any respect except in a writing executed by the party to be charged.

e.                   Neither party may assign this Note without the express written consent of the other party.

f.                   Time is of the essence.

18.                            Notices. All notices required to be given under this Note shall be given at the following address, which may be changed by the applicable party on five (5) business days advance written notice:

To Maker:	JS Technologies, Inc. 601 A Crane Street Lake Elsinore, CA 92530 Attn: President and Chief Financial Officer

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To Holder:	Avalanche International Co. 5940 S. Rainbow Blvd Las Vegas, NY 891 18 Attn: President

Notices may be transmitted by personal delivery or by a recognized overnight courier with confirmation of delivery, and shall be deemed given upon receipt by the Party to whom they are addressed.

19. Waiver of Certain Formalities. All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking. Any such action taken by Holder shall not discharge the liability of any party to this Note.

IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

“Maker”: J.S. Technologies, Inc.

By: /s/ John Suhr

Its: President

Print Name: John Suhr

Date: 8/4/15

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Exhibit "A"

Collateral

Each and all of the following in which J.S. Technologies, Inc., a California corporation, has any right, title, or interest, regardless of the manner in which such items are formally held or titled; all as defined in the Nevada Uniform Commercial Code - Secured Transactions (Nevada Revised Statutes ("NRS") § § 104.9101 et. seq.) as of the date of the Note, and as the same may be amended hereafter:

(1)                 Accounts, as defined in NRS 104.9102(l)(a)

(2)                 Cash proceeds, as defined in NRS 104.9102(1)(1)

(3)                 Chattel paper, as defined in NRS 104.9102(1)(k)

(4)                 Commercial tort claims, as defined in NRS 104.9102(l)(m)\

(5)                 Commodity accounts and commodity contracts, as defined in NRS 104.9102(1)(n) and NRS 104.9102(1)(0), respectively ,

(6)                 Deposit accounts, as defined in NRS 104.9102(1)(cc)

(7)                 Documents, as defined in NRS 104.9102(1)(dd)

(8)                 Electronic chattel paper, as defined in NRS 1049102(1)(ee)

(9)                 Equipment, as defined in NRS 104.9102(l)(gg)

(10)             General intangibles, as defined in NRS 104.9102(1)(pp) (except all Suhr and Suhr-related marks, which are specifically excluded herefrom)

(11)             Goods, as defined in NRS 104.9102(1)(rr)

(12)             Instruments, as defined in NRS 104.9102(1)(uu)

(13)             Inventory, as defined in NRS 104.9102(l)(vv)

(14)             Investment property, as defined in NRS 104.9102(l)(ww)

(15)             Letter-of-credit right, as defined in NRS 104.9102(1)(yy)

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(16)             Noncash proceeds, as defined in NRS 104.9102(1)(fff)

(17)             Payment intangible, as defined in NRS 104.9102(1)(iii)\

(18)             Proceeds, as defined in NRS 104.9102(1)(lll)

(19)             Promissory notes, as defined in NRS 104.9102(1)(mmm)

(20)             Record, as defined in NRS 104.9102(1)(qqq)

(21)             Software, as defined in NRS 104.9102(l)(www)

(22)             Supporting obligations, as defined in NRS 104.9102(1)(yyy)

(23)             Tangible chattel paper, as defined in NRS 104.9102(l )(zzz)

(24)             The following, as defined in NRS 104.9102(2): certificated securities, contracts for sale, leases, lease agreements, lease contracts, leasehold interests, letters of credit, negotiable instruments, notes, proceeds of letters of credit, securities, security certificates, security entitlements, and uncertificated securities.

In addition, the Collateral shall include all copyrights, all patents and patent applications (including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in-part thereof), all trade names, trademarks (except all Suhr and Suhr-related marks, which are specifically excluded herefrom) and service marks, logos, trademark and service mark registrations (including all renewals of trademark and service mark registrations, and all rights corresponding thereto throughout the world together, in each case, with the goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, but excluding any such registration that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral), all inventions, processes, production methods, proprietary information, know-how and trade secrets, all licenses or user or other agreements granted to the Maker with respect to any of the foregoing, in each case whether now or hereafter owned or used (including the licenses or other agreements with respect to any of the foregoing).

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